Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(281,080)
Unrealized Gain (Loss) on Market Value of Futures	678,200
Dividend Income	552
Interest Income	30
Total Income (Loss)	$397,702

Expenses
Investment Advisory Fee	$6,498
Brokerage Commissions	699
Non-interested Directors' Fees and Expenses	55
Other Expenses	17,515
Total Expenses	24,767
Expense Waiver	(16,215)
Net Expenses	$8,552
Net Gain (Loss)	$389,150

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/10	$10,194,975
Net Gain (Loss)	389,150

Net Asset Value End of Period	$10,584,125
Net Asset Value Per Unit (200,000 Units)	$52.92

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502